UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2006

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2006, Avanir Pharmaceuticals (the "Company") entered into an employment agreement with Michael J. Puntoriero. The disclosure set forth below under Item 5.01 relating to this agreement is incorporated herein by reference.

On May 5, 2006, the Company entered into a lease for office space in Orange County, California (the "Lease"). The disclosure set forth below under Item 2.05 relating to the Lease is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On May 8, 2006, the Company issued a press release announcing the results of operations for the quarter and six months ended March 31, 2006. A copy of this press release is filed herewith as Exhibit 99.1.

The information set forth under Item 2.02 and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth below under Item 2.05 relating to the Lease is incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 4, 2006, the Company’s Board of Directors authorized a space restructuring plan and the relocation of the Company’s commercial and general and administrative operations. The Company currently occupies three laboratory buildings in San Diego, California, two of which are substantially underutilized and do not fit the Company’s long-term commercialization plans. In an effort to address this underutilization and to lower the Company’s long-term occupancy costs, the Board of Directors approved a plan to consolidate operations into one building in San Diego, with plans to sublease the two remaining buildings, and to move commercial and general and administrative operations to new office space in Orange County, California.

In connection with the consolidation of operations and relocation activity, the Company expects to record aggregate charges of approximately $2.0 million to $2.5 million through the quarter ending December 31, 2006, which consist of employee-related expenses, costs related to the cease use and subsequent sublease of two laboratory buildings and relocation expense. Due to significantly improved utilization of existing space and sublease of excess space, the Company expects to save approximately $1.0 million in the aggregate in operating activities over a three-year period, net of restructuring costs. Capital expenditures related to purchases of new laboratory equipment and leasehold improvements are projected to amount to approximately $1.5 million.

On May 5, 2006, the Company entered into a lease for the new Orange County facilities, which will consist initially of approximately 11,000 square feet of office space, increasing to 17,000 square feet in the second quarter of 2007, leased for an initial term of five years. The aggregate minimum payments over the initial term of the lease are expected to be approximately $2.8 million.

Item 5.01 Changes in Control of Registrant.

On May 4, 2006, the Board of Directors appointed Michael Puntoriero as the Company’s Senior Vice President, Finance. Prior to joining Avanir, Mr. Puntoriero spent over 20 years with Arthur Andersen LLP, including positions as audit partner, head of the Orange County, California audit practice and later as Managing Partner of the Orange County office. Following Arthur Andersen, Mr. Puntoriero has held senior executive positions with Fleetwood Enterprise, Inc. and has served as Executive Vice President and Chief Financial Officer of First Consulting Group, Inc. Mr. Puntoriero earned his Bachelor of Science degree in Accounting from California State University, Northridge and his Masters of Business Administration from the University of Southern California. Mr. Puntoriero is a licensed certified public accountant in California and has completed the Director Training and Certification Program at the UCLA Anderson School of Management. Effective as of May 15, 2006, Mr. Puntoriero will become the Company’s Chief Financial Officer. At that time, Gregory P. Hanson, who is currently the Company’s Vice President and Chief Financial Officer, will assume the new position of Vice President and Chief Accounting Officer.

Pursuant to the employment agreement with Mr. Puntoriero, he will serve in an at-will capacity, with an initial annual base salary of $300,000. Upon the commencement of employment, Mr. Puntoriero was paid a signing bonus of $40,000, which must be repaid in certain circumstances if Mr. Puntoriero does not remain employed by the Company for one year. Mr. Puntoriero is entitled to receive an annual bonus commencing in October 2006 in a target amount equal to 35% of his base salary (pro rated for 2006). The actual amount of Mr. Puntoriero’s annual bonus awards will be determined by the Compensation Committee.

Pursuant to the employment agreement, Mr. Puntoriero was also awarded 10,000 shares of restricted Class A common stock (the "Restricted Stock"), which will vest with respect to one-third of the shares on the first anniversary of his employment with the Company and then with respect to one-twelfth of the shares quarterly thereafter, so that the shares will be fully vested upon the third anniversary of Mr. Puntoriero’s employment with the Company. If Mr. Puntoriero’s employment terminates for "Cause," or without "Good Reason" (as such terms are defined in the employment agreement), the Company may reacquire the unvested shares at a nominal purchase price ($0.001 per share).

Additionally, Mr. Puntoriero was awarded an inducement option to purchase up to 100,000 shares of Class A common stock at an exercise price equal to the fair market value of the underlying shares on the date of grant (the "Initial Option"). The Initial Option has a ten-year term and will be subject to a four-year vesting schedule, vesting with respect to 25% of the underlying shares one year after the grant and the with respect to the remaining shares in 12 equal installments on a quarterly basis thereafter. The Initial Option will be granted as an inducement option outside of the Company’s existing equity incentive plans, but will be subject to the general terms and conditions of the Company’s 2005 Equity Incentive Plan. Commencing in November 2006, Mr. Puntoriero will be eligible to receive an annual target option grant equal to the greater of 25,000 shares of Class A common stock or the amount set for other Senior Vice Presidents of the Company (the "Annual Option"), with an exercise price equal to the fair market value of the underlying shares on the date of grant, subject to a four-year vesting schedule, vesting with respect to 25% of the underlying shares one year after the grant and vesting with respect to the remaining shares in 12 equal installments on a quarterly basis thereafter. Each Annual Option will be subject to the terms and conditions of the Company's equity incentive plans. The size of the option grants shall be established by the Compensation Committee and may be larger or smaller than the target size, depending on the satisfaction of performance criteria (which may include Company overall performance criteria) established by the President and Chief Executive Officer or Compensation Committee of the Board. The Annual Option granted in November 2006 will be prorated from the Commencement Date.

Mr. Puntoriero will be eligible to participate in Company benefit plans on the same basis and terms as are applicable to other Senior Vice Presidents of the Company and the Company will either provide Mr. Puntoriero with term life insurance in the amount of $2.5 million or reimburse him for the premium costs of such a policy.

If Mr. Puntoriero is terminated without Cause, or if he resigns for Good Reason, then he will be entitled to (i) severance pay in an amount equal to nine months base salary and an amount equal to the greater of (x) 26.25% of the base salary or (y) 75% of the annual last bonus, if any, paid to Mr. Puntoriero, and (ii) accelerated vesting of the Restricted Stock.

On May 8, 2006, the Company issued a press release announcing the appointment of Mr. Puntoriero. A copy of this press release is filed herewith as Exhibit 99.2 and the text of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description
99.1 Press release, dated May 8, 2006.
99.2 Press release, dated May 8, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

May 8, 2006	By:	Gregory P. Hanson

Name: Gregory P. Hanson
Title: VP, Finance and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated May 8, 2006
99.2	Press release, dated May 8, 2006